Exhibit 99.1

CareTrust REIT Announces First Quarter 2017 Operating Results

Conference Call Scheduled for Wednesday, May 3, 2017 at 1:00 pm ET

San Clemente, Calif., May 02, 2017 (GLOBE NEWSWIRE) – CareTrust REIT, Inc. (NASDAQ:CTRE) reported today operating results for the first quarter of 2017, as well as other recent events.

For the quarter, CareTrust REIT:

•	Posted net income of $0.15, normalized FFO of $0.29 and normalized FAD of $0.30, all per diluted weighted-average common share;

•	Sold 7.2 million shares under its at-the-market equity offering program, raising $109.8 million of gross proceeds which were used to fund acquisitions and reduce revolver borrowings to $27 million as of quarter-end;

•	Invested approximately $55.3 million (inclusive of transaction costs) at a blended initial cash yield of 9.2%, including five skilled nursing facilities and two assisted living and memory care facilities;

•	Further diversified its tenant base by expanding its net-lease relationship with Premier Senior Living and initiating a new net-lease tenant relationship with affiliates of WLC Management Firm; and

•	Reduced its run-rate debt-to-EBITDA ratio to 3.65x and its debt-to-enterprise value to 24%, each as of quarter-end.

Approximately $55.3 Million in New Investments

Discussing CareTrust REIT’s progress, Chairman and Chief Executive Officer Greg Stapley remarked, “Our 2017 has started off well, with two great acquisitions, robust demand under our ATM program, and lower-than-ever debt levels that position us extremely well for the rest of the year.” Mr. Stapley also noted that the company posted record quarterly FFO per share, increased its quarterly dividend by 8.8% to $0.185 per common share, and has recently seen the outlook on its credit ratings upgraded by both Moody’s and Standard & Poor’s from “stable” to “positive.” He concluded, “Our team remains committed to our disciplined investment approach, and with these recent accomplishments, we are more optimistic than ever about CareTrust REIT’s ability to create long-term shareholder value.”

Financial Results for the Quarter Ended March 31, 2017

Chief Financial Officer Bill Wagner reported that for the quarter, CareTrust REIT generated net income of $10.3 million, or $0.15 per diluted weighted-average common share, normalized FFO of $19.3 million, or $0.29 per diluted weighted-average common share, and normalized FAD of $20.4 million, or $0.30 per diluted weighted-average common share.

Capital Events and Liquidity

Discussing CareTrust REIT’s current liquidity, Mr. Wagner reported significant activity in the company’s at-the-market equity program. During the quarter, CareTrust REIT issued approximately 7.2 million shares of common stock through the program at an average price of $15.31 per share, for $109.8 million in gross proceeds. “We couldn’t be more pleased with the recent demand for our equity, which all but completely exhausted the current authorization under our at-the-market equity program in the quarter,” said Mr. Wagner.

Mr. Wagner further reported a quarter-end outstanding balance of approximately $27.0 million under CareTrust REIT’s $400 million unsecured revolving credit facility. He added that CareTrust REIT’s run-rate debt-to-EBITDA ratio was approximately 3.65x, and its debt-to-enterprise value was 24%, each at quarter-end. He also noted that CareTrust REIT continues to have no property-level debt and, taking into account existing extension rights, no debt maturing before 2020.

2017 Net Income and FFO Guidance Confirmed and FAD Guidance Revised

Notwithstanding the significant equity issuances in the quarter, Mr. Wagner confirmed CareTrust REIT’s previously-issued 2017 earnings guidance for net income and FFO per share. On a per-diluted weighted-average common share basis, CareTrust REIT expects net income of approximately $0.60 to $0.62, normalized FFO of approximately $1.11 to $1.13, and normalized FAD of approximately $1.17 to $1.19. This 2017 guidance assumes no new acquisitions beyond those announced, no new debt incurrences or additional equity issuances, and no future CPI-based rent escalators under CareTrust REIT’s long-term net-leases.

Increased Dividend

During the quarter, CareTrust increased its quarterly dividend by 8.8% to $0.185 per common share. “On an annualized basis, our quarterly dividend represents a payout ratio of approximately 66% based on the midpoint of our 2017 normalized FFO guidance,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while giving us ample additional growth capital to reinvest and providing a solid overall return to our shareholders,” he added.

Conference Call

A conference call will be held on Wednesday, May 3, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust REIT’s management will discuss first quarter results, recent developments and other matters affecting CareTrust REIT’s business and prospects. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 15428770. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrust REITTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 158 net-leased healthcare properties and three operated seniors housing properties in 21 states, CareTrust is pursuing opportunities across the nation to acquire properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding our intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of our operators and their respective facilities.

Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. Our forward-looking statements are based on our current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability to achieve some or all of the expected benefits from the completed spin-off from The Ensign Group, Inc. (“Ensign”); (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them and the ability and willingness of Ensign to meet and/or perform its obligations under the contractual arrangements that it entered into with us in connection with such spin-off, including its triple-net long-term leases with us, and any of its obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability and willingness of our tenants to comply with laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants, including Ensign, to renew their leases with us upon expiration and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, and obligations, including indemnification obligations, that we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify suitable acquisition opportunities and the ability to acquire and lease the respective properties on favorable terms; (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) any additional factors identified in our filings with the Securities and Exchange Commission (“SEC”), including those in our Annual Report on Form 10-K for the year ended December 31, 2016 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

Information in this press release or the related conference call is provided as of March 31, 2017, unless specifically stated otherwise. We expressly disclaim any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in our expectations, any change in events, conditions or circumstances, or otherwise.

As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.

Contact Information

CareTrust REIT, Inc.

(949) 542-3130

ir@caretrustreit.com

SOURCE: CareTrust REIT, Inc.

CARETRUST REIT, INC.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Rental income	$27,339	$20,897
Tenant reimbursements	2,321	1,797
Independent living facilities	793	681
Interest and other income	155	254

Total revenues	30,608	23,629

Expenses:
Depreciation and amortization	9,076	7,293
Interest expense	5,879	6,187
Property taxes	2,321	1,797
Independent living facilities	661	620
General and administrative	2,390	2,230

Total expenses	20,327	18,127

Net income	$10,281	$5,502

Earnings per common share:
Basic	$0.15	$0.11

Diluted	$0.15	$0.11

Weighted average shares outstanding:
Basic	66,951	48,101

Diluted	66,951	48,101

Dividends declared per common share	$0.185	$0.17

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

(unaudited)

	Quarter	Quarter
	Ended	Ended
	March 31, 2017	March 31, 2016
Net income	$10,281	$5,502
Depreciation and amortization	9,076	7,293
Interest expense	5,879	6,187
Amortization of stock-based compensation	536	431

EBITDA	25,772	19,413

Normalized EBITDA	$25,772	$19,413

Net income	$10,281	$5,502
Real estate related depreciation and amortization	9,050	7,270

Funds from Operations (FFO)	19,331	12,772
Write-off of deferred financing fees	—	326

Normalized FFO	$19,331	$13,098

Net income	$10,281	$5,502
Real estate related depreciation and amortization	9,050	7,270
Amortization of deferred financing fees	561	556
Amortization of stock-based compensation	536	431
Straight-line rental income	(72)	—

Funds Available for Distribution (FAD)	20,356	13,759
Write-off of deferred financing fees	—	326

Normalized FAD	$20,356	$14,085

FFO per share	$0.29	$0.26

Normalized FFO per share	$0.29	$0.27

FAD per share	$0.30	$0.29

Normalized FAD per share	$0.30	$0.29

Diluted weighted average shares outstanding [1]	67,133	48,258

[1]	For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.

CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND

(in thousands, except per share amounts)

(unaudited)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017
Revenues:
Rental income	$20,897	$22,781	$24,179	$25,269	$27,339
Tenant reimbursements	1,797	1,929	2,089	2,031	2,321
Independent living facilities	681	730	766	793	793
Interest and other income	254	261	72	150	155

Total revenues	23,629	25,701	27,106	28,243	30,608

Expenses:
Depreciation and amortization	7,293	7,892	8,248	8,532	9,076
Interest expense	6,187	5,440	5,743	5,829	5,879
Property taxes	1,797	1,929	2,089	2,031	2,321
Independent living facilities	620	598	708	623	661
Acquisition costs	—	—	203	2	—
General and administrative	2,230	2,211	2,283	2,573	2,390

Total expenses	18,127	18,070	19,274	19,590	20,327

Other income (expense):
Loss on sale of real estate	—	—	—	(265)	—

Net income	$5,502	$7,631	$7,832	$8,388	$10,281

Diluted earnings per common share	$0.11	$0.13	$0.13	$0.14	$0.15

Diluted weighted average shares outstanding	48,101	57,478	57,595	60,875	66,951

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND

(in thousands, except per share amounts)

(unaudited)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017
Net income	$5,502	$7,631	$7,832	$8,388	$10,281
Depreciation and amortization	7,293	7,892	8,248	8,532	9,076
Interest expense	6,187	5,440	5,743	5,829	5,879
Amortization of stock-based compensation	431	437	339	339	536

EBITDA	19,413	21,400	22,162	23,088	25,772
Acquisition costs	—	—	203	2	—
Loss on sale of real estate	—	—	—	265	—

Normalized EBITDA	$19,413	$21,400	$22,365	$23,355	$25,772

Net income	$5,502	$7,631	$7,832	$8,388	$10,281
Real estate related depreciation and amortization	7,270	7,867	8,223	8,505	9,050
Loss on sale of real estate	—	—	—	265	—

Funds from Operations (FFO)	12,772	15,498	16,055	17,158	19,331
Write-off of deferred financing fees	326	—	—	—	—
Acquisition costs	—	—	203	2	—

Normalized FFO	$13,098	$15,498	$16,258	$17,160	$19,331

Net income	$5,502	$7,631	$7,832	$8,388	$10,281
Real estate related depreciation and amortization	7,270	7,867	8,223	8,505	9,050
Amortization of deferred financing fees	556	561	561	561	561
Amortization of stock-based compensation	431	437	339	339	536
Straight-line rental income	—	—	(78)	(72)	(72)
Loss on sale of real estate	—	—	—	265	—

Funds Available for Distribution (FAD)	13,759	16,496	16,877	17,986	20,356
Write-off of deferred financing fees	326	—	—	—	—
Acquisition costs	—	—	203	2	—

Normalized FAD	$14,085	$16,496	$17,080	$17,988	$20,356

FFO per share	$0.26	$0.27	$0.28	$0.28	$0.29

Normalized FFO per share	$0.27	$0.27	$0.28	$0.28	$0.29

FAD per share	$0.29	$0.29	$0.29	$0.29	$0.30

Normalized FAD per share	$0.29	$0.29	$0.30	$0.29	$0.30

Diluted weighted average shares outstanding [1]	48,258	57,667	57,739	61,028	67,133

[1]	For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2017	2016
	(unaudited)
Assets
Real estate investments, net	$940,355	$893,918
Other real estate investments	14,027	13,872
Cash and cash equivalents	1,283	7,500
Accounts and other receivables	7,932	5,896
Prepaid expenses and other assets	1,309	1,369
Deferred financing costs, net	2,532	2,803

Total assets	$967,438	$925,358

Liabilities and Equity
Senior unsecured notes payable, net	$255,561	$255,294
Senior unsecured term loan, net	99,445	99,422
Unsecured revolving credit facility	27,000	95,000
Accounts payable and accrued liabilities	14,063	12,137
Dividends payable	13,422	11,075

Total liabilities	409,491	472,928

Equity:
Common stock	720	648
Additional paid-in capital	720,061	611,475
Cumulative distributions in excess of earnings	(162,834)	(159,693)

Total equity	557,947	452,430

Total liabilities and equity	$967,438	$925,358

CARETRUST REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$10,281	$5,502
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including a below-market ground lease)	9,080	7,293
Amortization of deferred financing costs	561	556
Write-off of deferred financing costs	—	326
Amortization of stock-based compensation	536	431
Straight-line rental income	(72)	—
Non cash interest income	(155)	(254)
Change in operating assets and liabilities:
Accounts and other receivables	(1,964)	115
Prepaid expenses and other assets	13	12
Accounts payable and accrued liabilities	1,886	1,013

Net cash provided by operating activities	20,166	14,994

Cash flows from investing activities:
Acquisitions of real estate	(54,568)	(68,000)
Improvements to real estate	(89)	(27)
Purchases of equipment, furniture and fixtures	(117)	(17)
Escrow deposits for acquisition of real estate	(700)	(15,730)

Net cash used in investing activities	(55,474)	(83,774)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net	108,166	106,026
Proceeds from the issuance of senior unsecured term loan	—	100,000
Borrowings under unsecured revolving credit facility	45,000	52,000
Payments on unsecured revolving credit facility	(113,000)	(92,000)
Payments on the mortgage notes payable	—	(95,022)
Payments of deferred financing costs	—	(1,324)
Dividends paid on common stock	(11,075)	(7,704)

Net cash provided by financing activities	29,091	61,976

Net decrease in cash and cash equivalents	(6,217)	(6,804)
Cash and cash equivalents beginning of period	7,500	11,467

Cash and cash equivalents end of period	$1,283	$4,663

CARETRUST REIT, INC.

DEBT SUMMARY

(dollars in thousands)

(unaudited)

			March 31, 2017
	Interest	Maturity		% of	Deferred	Net Carrying
Debt	Rate	Date	Principal	Principal	Loan Costs	Value
Fixed Rate Debt
Senior unsecured notes payable	5.875%	2021	$260,000	67.2%	$(4,439)	$255,561
Floating Rate Debt
Senior unsecured term loan [1]	2.932%	2023	100,000	25.8%	(555)	99,445
Unsecured revolving credit facility [2]	2.732%	2019	27,000	7.0%	— [3]	27,000

	2.889%		127,000	32.8%	(555)	126,445

Total Debt	4.895%		$387,000	100.0%	$(4,994)	$382,006

[1]	Funds can be borrowed at applicable LIBOR plus 1.95% to 2.60% or at the Base Rate (as defined) plus 0.95% to 1.6%.
[2]	Funds can be borrowed at applicable LIBOR plus 1.75% to 2.40% or at the Base Rate (as defined) plus 0.75% to 1.4%.
[3]	Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(shares in thousands)

(unaudited)

2017 Guidance

	Low	High
Net income	$0.60	$0.62
Real estate related depreciation and amortization	0.51	0.51

Funds from Operations (FFO)	1.11	1.13

Normalized FFO	$1.11	$1.13

Net income	$0.60	$0.62
Real estate related depreciation and amortization	0.51	0.51
Amortization of deferred financing fees	0.03	0.03
Amortization of stock-based compensation	0.03	0.03
Straight-line rental income	(0.00)	(0.00)

Funds Available for Distribution (FAD)	1.17	1.19

Normalized FAD	$1.17	$1.19

Weighted average shares outstanding:
Diluted	71,021	71,021

Non-GAAP Financial Measures

EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as impairments, expensed acquisition costs, and gains or losses on the sale of real estate. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.

Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.

FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, real estate depreciation and amortization and impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.

FAD is defined as FFO excluding non-cash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing costs and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.

In addition, the Company reports normalized FFO and normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as written-off deferred financing fees, expensed acquisition costs, and other unanticipated charges. By excluding these items, investors, analysts and our management can compare normalized FFO and normalized FAD between periods more consistently.

While FFO, normalized FFO, FAD and normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, normalized FFO, FAD and normalized FAD do not purport to be indicative of cash available to fund future cash requirements.

Further, the Company’s computation of FFO, normalized FFO, FAD and normalized FAD may not be comparable to FFO, normalized FFO, FAD and normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.

The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, normalized FFO, FAD and normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure and indebtedness, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, normalized FFO, FAD and normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and normalized FAD, by excluding non-cash income and expenses such as amortization of stock-based compensation, amortization of deferred financing costs, and the effects of straight-line rent, FFO, normalized FFO, FAD and normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.